EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-231902-01 on Form F-3 of our report dated 8 March 2022, relating to the consolidated financial statements of Lloyds Bank plc appearing in this Annual Report on Form 20-F for the year ended 31 December 2021.

/s/ Deloitte LLP
London, United Kingdom
8 March 2022